Exhibit 16.0


                          [Arthur Andersen Letterhead]




Securities and Exchange Commission
Washington, DC 20549

We have read the item, Change in Independent Certified Public Accountants, included in Local Financial Corporation's Amendment No. 1 to the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                        /s/ Arthur Andersen LLP


Oklahoma City, Oklahoma
February 23, 1998